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                                                            EXHIBIT 10.6


                AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

         THIS AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT, dated as of April 30, 1996 (this "Amendment"), to the Securities Purchase Agreement, dated as of April 30, 1996 (the "Agreement"), by and among Collectible Champions, Inc., a Delaware corporation (the "Company"), Willis Stein & Partners, L.P., a Delaware limited partnership ("Willis Stein," and collectively with the Company, the "Parties") and certain other purchasers of the Company's stock is made by the Parties in accordance with Section 6(d) of the Agreement. Each capitalized term not otherwise defined in this Amendment which is defined in the Agreement shall have the meaning given such term in the Agreement.

         WHEREAS, the Parties desire to amend the Agreement to permit Peter Henseler to purchase the 2,500 shares of Common Stock, par value $.01 per share (the "Common") and 226.43 shares of Series A Preferred Stock, par value $.01 per share (the "Preferred") to be purchased by him under the Agreement by delivery of a Promissory Note in the aggregate initial principal amount of $120,758 instead of payment in cash of $120,758 as set forth in the Agreement.

         NOW THEREFORE, the Parties hereby agree as follows:

         1. Amendment of Section 1(c). Section 1(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

      The closing of the purchase and sale of the Securities (the "Closing") shall take place at the same time and place as the closing of the transactions contemplated by the Acquisition Agreement. At the Closing, the Company shall deliver to each Purchaser (i) stock certificates evidencing the Stock to be purchased by such Purchaser, each registered in such Purchaser's or its nominee's name, and (ii) a Note in the principal amount to be purchased by such Purchaser upon payment of the purchase price thereof (A) by each Purchaser other than Henseler, by a cashier's or certified check, or by wire transfer of immediately available funds to an account designated by the Company and (B) by Henseler, by delivery of a Promissory Note in the aggregate initial principal amount of $120,758 in the form attached hereto as Exhibit C (the "Henseler Note"). Henseler's obligations under the Henseler Note shall be secured by a pledge of all of the Securities purchased by Henseler hereunder. In connection therewith, Henseler shall enter into a pledge agreement with the Company in the form of Exhibit D attached hereto. The Company shall hold each certificate representing the Stock purchased by Henseler hereunder and the Note purchased by Henseler hereunder until such Securities are released from the pledge to the Company.

         2. Full Force and Effect. Except as specifically amended hereby, the Agreement shall remain in full force and effect.


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         3.     Counterparts.  This Agreement may be executed in separate
counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

         4. Governing Law. The corporate laws of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

        5. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

                                     COLLECTIBLE CHAMPIONS, INC.

                                     By: /s/ Robert R. Dods
                                        ---------------------------------
                                     Its:    President
                                         --------------------------------

                                     WILLIS STEIN & PARTNERS, L.P.

                                     By: Willis Stein & Partners, L.L.C.
                                     Its: General Partner


                                     By: /s/ Avy H. Stein
                                        ---------------------------------
                                     Its:    Managing Director
                                         --------------------------------